SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.  20549

                            ------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                      [X]
Filed by party other than the Registrant     [ ]

Check  the  appropriate  box:

[ ]     Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive  Proxy  Statement
[ ]     Definitive  Additional  Materials
[ ]     Soliciting  Material  Pursuant  to  ss. 240.14a-11(c) or ss. 240.14a-12
                             ------------------------

                          COMPAQ COMPUTER CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            ------------------------

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]     No  fee  required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1     Title  of  each  class  of  securities  to which transaction applies:
                       -----------------------------------
     2     Aggregate  number  of  securities  to  which  transaction  applies:
                       -----------------------------------
     3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                       -----------------------------------
     4     Proposed  maximum  aggregate  value  of  transaction:
                       -----------------------------------
     5     Total  fee  paid:
                       -----------------------------------

[ ]      Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1     Amount  Previously  Paid:

                       -----------------------------------
     2     Form, Schedule or Registration  Statement  No.:

                       -----------------------------------
     3     Filing  Party:

                       -----------------------------------
     4     Date  Filed:

                       -----------------------------------

                                     NOTICE
                                       OF
                               1999 ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT







                               Beneficial owners of stock held by banks, brokers
                                or investment plans (in "street name") will need
                               proof of ownership to be admitted to the meeting.
                                A recent brokerage statement or letter from your
                              broker or bank are examples of proof of ownership.








                                                                [COMPAQ LOGO]

[COMPAQ LOGO]
ECKHARD PFEIFFER
President and
Chief  Executive Officer





March  5,  1999


Dear  Shareholder:

Compaq Computer Corporation will hold its 1999 annual meeting of shareholders at its Houston headquarters on Thursday, April 22, 1999. At the meeting, shareholders will (i) elect twelve Compaq directors for one-year terms and (ii) vote to approve the Compaq Employee Stock Purchase Plan. Detailed information about the meeting is included in the attached proxy statement.

On behalf of the Board of Directors and employees of Compaq, I cordially invite all shareholders to attend the annual meeting in person. Whether or not you plan to attend the meeting, please take the time to vote. As explained in the proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Compaq Investor Relations at 800-433-2391.

Sincerely,



ECKHARD  PFEIFFER

                                TABLE OF CONTENTS


Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Voting Procedures. . . . . . . . . . . . . . . . . . . . . . . .    2

Proposal 1:  Election of Directors . . . . . . . . . . . . . . .    2

Corporate Governance Committee Report. . . . . . . . . . . . . .    4

Proposal 2:  Approval of the Compaq Employee Stock Purchase Plan    6

Board Organization and Meetings. . . . . . . . . . . . . . . . .    8

Directors' Compensation. . . . . . . . . . . . . . . . . . . . .    9

Executive Officers . . . . . . . . . . . . . . . . . . . . . . .   10

Stock Ownership. . . . . . . . . . . . . . . . . . . . . . . . .   11

Executive Compensation . . . . . . . . . . . . . . . . . . . . .   12

Human Resources Committee Report . . . . . . . . . . . . . . . .   15

Stock Performance Graph. . . . . . . . . . . . . . . . . . . . .   17

Section 16(a) Beneficial Ownership Reporting Compliance. . . . .   18

General Information. . . . . . . . . . . . . . . . . . . . . . .   18

Exhibit A. . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1




    A copy of the Annual Report to Shareholders of Compaq Computer Corporation,
                                      which
  includes financial statements, is being mailed with this Proxy Statement.  You may receive
     an additional copy of the Annual Report to Shareholders at no charge upon request directed to
                           Compaq Investor Relations,
       P.O. Box 692000, Houston, Texas 77269-2000, telephone 800-433-2391.
            Financial reports may also be accessed on our Web site at
                                 www.compaq.com.
                                 --------------

[COMPAQ LOGO]



                          ANNUAL SHAREHOLDERS' MEETING

                                  APRIL 22, 1999

                             YOUR VOTE IS IMPORTANT


                                     NOTICE



Compaq Computer Corporation will hold its 1999 Annual Meeting of Shareholders at its Houston headquarters.

Thursday,  April  22,  1999
10:00  A.M.
Conference  Center,  Building  CCA5
Compaq  Computer  Corporation
20555  SH  249
Houston,  Texas  77070

At the meeting, shareholders will (i) elect twelve Compaq directors for one-year terms and (ii) vote to approve the Compaq Employee Stock Purchase Plan. You can vote four different ways this year. You can vote by attending the meeting, by telephone, by the Internet, or by proxy card. For specific voting information, please see "Voting Procedures" on page 2.

Shareholders of record at the close of business on February 26, 1999 are entitled to vote. On that day, approximately 1.7 billion shares of Compaq common stock were outstanding. Each share entitles the holder to one vote.

The Board asks you to vote in favor of the director nominees and the Compaq Employee Stock Purchase Plan. This Proxy Statement provides you with detailed information about the election of directors and the Compaq Employee Stock Purchase Plan. We are also using this Proxy Statement to tell you about the status of corporate governance at Compaq and to discuss our compensation practices and philosophy.

We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about Compaq from the Annual Report to Shareholders included with this mailing and from documents that we have filed with the Securities and Exchange Commission.




   This Notice and Proxy Statement is dated March 5, 1999 and was first mailed to shareholders on March 8, 1999.

     VOTING  PROCEDURES

Your vote is important. Because many shareholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy. As described in more detail below, if you are a shareholder of record, you may vote four ways: (1) by attending the meeting, (2) by using the toll-free number listed on the proxy card, (3) by voting on the Internet at the address listed on the proxy card, or (4) by marking, signing, dating and mailing your proxy in the postage-paid envelope provided. You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (1) delivering a written notice of revocation to the Secretary of Compaq, (2) submitting a later-dated proxy, or
(3) attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a proxy designating such person to act on your behalf.

If you are a shareholder of record, you can save Compaq expense when voting your shares either by calling the toll-free telephone number on the proxy card or by voting on the Internet at the address on the proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders by use of a control number. You can also give instructions for Compaq to discontinue future duplicate Annual Report mailings for your account. The telephone and Internet voting procedures described on the proxy card allow you to vote your shares and to confirm that your instructions have been properly recorded.

If your shares are held in the name of a bank or broker, you will be able to vote by telephone or through the Internet by following the instructions on the proxy form you receive from your bank or broker.

You have three choices when you vote for directors. You may (1) vote for all the director nominees as a group, (2) withhold your vote for all of the director nominees as a group, or (3) vote for all director nominees as a group except those nominees you identify. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of the nominees and the Compaq Employee Stock Purchase Plan. If you do not call, vote on the Internet, return your card, or vote in person at the meeting, you will not be counted as present for determining the existence of a quorum. However, if your shares are held in street name, your broker may vote your shares in the election of directors if you do not vote prior to the meeting.

We encourage you to vote and to vote promptly. Voting promptly may save Compaq the expense of a second mailing.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

                            THE ELECTION OF DIRECTORS


Compaq currently has twelve directors on its Board. All twelve directors have been nominated for election this year and have agreed to serve if elected. Each of the directors was elected by the shareholders at the last Annual Meeting, with the exception of Frank P. Doyle who was elected by the shareholders of Digital Equipment Corporation and was appointed a director of Compaq following Compaq's acquisition of Digital, and Dr. Judith L. Craven who joined the Board in December 1998. The twelve persons who receive a plurality of the votes cast will be elected and will serve as directors until the 2000 Annual Meeting unless they die, resign or are removed before that meeting.

If a nominee becomes unavailable for election before the 1999 Annual Meeting, the Board of Directors can name a substitute nominee and proxies will be voted for such substitute nominees unless an instruction to the contrary is written on the proxy card.

Compaq's Board of Directors has adopted corporate governance standards that govern its selection of director candidates as well as the operation of the Board. The report of the Corporate Governance Committee that follows information about this year's nominees to the Board describes these standards and reports on the status of corporate governance at Compaq.

                           INFORMATION ABOUT NOMINEES

INFORMATION ABOUT THE TWELVE PERSONS NOMINATED AS DIRECTORS IS PROVIDED BELOW. THE SHARES REPRESENTED BY PROXY CARDS RETURNED TO US WILL BE VOTED FOR THESE PERSONS UNLESS YOU SPECIFY OTHERWISE.

BENJAMIN  M.  ROSEN
Director  since  1982

Benjamin M. Rosen, age 65, was appointed Chairman of the Board of Directors of Compaq in 1983. Mr. Rosen is a director of Capstone Turbine Corp. and Ask Jeeves, Inc., privately-held technology companies. He is also Vice Chairman of the Board of Trustees of the California Institute of Technology.

ECKHARD  PFEIFFER
Director  since  1991

Eckhard Pfeiffer, age 57, was elected President and Chief Executive Officer and appointed a director of Compaq in 1991. He joined Compaq in 1983 as Vice President, Europe and was elected Senior Vice President, International Operations in 1986, President, Europe and International Division in 1989, and Executive Vice President and Chief Operating Officer in 1991. He is a director of Bell Atlantic Corporation, General Motors Corporation and Hughes Electronics Corporation. He also serves on the Deutsche Bank Advisory Board.

LAWRENCE  T.  BABBIO,  JR.
Director  since  1995

Lawrence T. Babbio, Jr., age 54, has served as President and Chief Operating Officer of Bell Atlantic Corporation since December 1998. In August 1997 he was elected President and Chief Executive Officer - Network Group, and Chairman
- Global  Wireless  Group  of  Bell  Atlantic.  In  1995,  he  was  elected Vice
Chairman of Bell Atlantic. Mr. Babbio is also a director of Grupo Iusacell, S.A. de C.V.

JUDITH L. CRAVEN
Director since 1998

Judith L. Craven, age 53, served as president of the United Way of the Texas Gulf Coast from 1992 to 1998. Dr. Craven serves on the boards of directors at
A.  H.  Belo  Corporation,  Luby's  Cafeterias,  Inc.,  and  Sysco  Corporation.

FRANK P. DOYLE
Director since 1998

Frank P. Doyle, age 67, retired in 1995 as an Executive Vice President of General Electric Company. Mr. Doyle had been an Executive Vice President of GE and a member of its corporate executive office since 1992. He is a director of the Paine Webber Group Inc., Roadway Express, Inc., and U.S. Office Products, Inc. Mr. Doyle served as a director of Digital Equipment Corporation from 1995 until he joined the Compaq Board in June 1998.

ROBERT  TED  ENLOE,  III
Director  since  1986

Robert Ted Enloe, III, age 60, has served as managing partner of Balquita Partners, Ltd., a real estate and securities investment partnership, since 1996. From 1975 to 1986 he served as President, and from 1992 to 1996 as Chief Executive Officer, of Liberte Investors. He was President of L&N Housing Corp. from 1981 to 1992 and a director of that entity from 1981 to 1996. Mr. Enloe serves as a director of Leggett & Platt, Inc., Sixx Holdings Incorporated, Liberte Investors, Inc., The Rubenstein Company, L.P., and First Sierra Financial, Inc.

GEORGE  H.  HEILMEIER
Director  since  1994

George H. Heilmeier, age 62, is Chairman Emeritus of Bell Communications Research, Inc. ("Bellcore"). He served as Chairman and Chief Executive Officer of Bellcore from 1991 to 1997. He was Senior Vice President and Chief Technical Officer of Texas Instruments, Inc. from 1983 to 1991. He is a member of the Defense Science Board, and the National Academy of Engineering. He is also a director of TRW, Inc., MITRE Corporation, Automatic Data Processing Inc. and Teletech Holdings.

PETER  N.  LARSON
Director  since  1993

Peter N. Larson, age 59, has served as Chairman and Chief Executive of Brunswick Corporation since April 1995. Before joining Brunswick, he was an executive officer of Johnson & Johnson where he served as Worldwide Chairman of the Consumer and Personal Care Group, and was a member of the Executive Committee and the Board of Directors. In addition to being a director of Brunswick, Mr. Larson is also a director of CIGNA Corp. and Coty, Inc.

KENNETH  L.  LAY
Director  since  1987

Kenneth L. Lay, age 56, has served as Chairman of the Board and Chief Executive Officer of Enron Corp., a diversified energy company, since 1986. In addition to Enron Corp., he is a director of Eli Lilly & Company, Trust Company of the West, Enron Oil and Gas Company and EOTT Energy Corp., the general partner of EOTT Energy Partners, L.P.

THOMAS  J.  PERKINS
Director  since  1997

Thomas J. Perkins, age 67, served as Chairman of the Board of Directors of Tandem Computers Incorporated from 1974 until 1997. He has been a General Partner of Kleiner Perkins Caufield & Byers, a private investment partnership, since 1972, and has served as either a general or limited partner of numerous funds formed by Kleiner Perkins Caufield & Byers. He is also a director of News Corporation and TriStrata Security.

KENNETH  ROMAN
Director  since  1991

Kenneth Roman, age 68, served as Chairman and Chief Executive Officer of The Ogilvy Group from 1988 to 1989 (and from 1985 to 1989 as Chairman of Ogilvy &
Mather Worldwide). He was Executive Vice President of American Express from 1989 to 1991. Mr. Roman is a director of Brunswick Corporation, Coty, Inc., Nelson Communications, and PennCorp Financial Group, Inc.

LUCILLE  S.  SALHANY
Director  since  1996

Lucille S. Salhany, age 52, serves as President and Chief Executive Officer of J.H. Media Limited. She served as President and Chief Executive Officer of United Paramount Network from September 1994 until September 1997. From January 1993 to July 1994 she served as Chairman of FOX Broadcasting Company and also was a member of the Board of Directors of Fox Inc. Ms. Salhany is a director of American Media, Avid Technology, and Boston Restaurant Associates.

                      CORPORATE GOVERNANCE COMMITTEE REPORT

Compaq Computer Corporation has a long-standing commitment to building long-term shareholder value with an emphasis on corporate governance.

From its beginning, the Board of Directors has consisted of independent outside directors except for the Chief Executive Officer, who also has been a member of the Board. All Board committees are composed exclusively of independent directors. The roles of Chairman and Chief Executive Officer have been and continue to be separate. Directors have been compensated largely in equity securities to align their interests with those of Compaq's shareholders.

The Board annually reviews and updates its corporate governance standards that govern the selection of Board candidates, director compensation, Board evaluation, executive succession planning, Board retirement policies, and shareholder rights. This year the Board reviewed its standards in comparison to the governance best practices identified by leading governance authorities and determined that it had in place appropriate standards. The standards, as amended, follow:

1. The Board of Directors shall be limited to twelve or fewer members except during certain periods, such as director transitions and the integration of acquisitions. The Chief Executive Officer shall be the only member who is an executive officer except during a transition of the Chief Executive Officer. The Board will seek a balance between independent directors coming from business leadership positions and those who bring special expertise.

2. All Committee members will be independent directors. Committee chairs will rotate periodically with the rotation schedule based on the special expertise and operational knowledge required for each position.

3. The Board will meet periodically in executive session without the Chief Executive Officer.

4. Board compensation will be paid in equity grants and an annual retainer. No meeting fees will be paid for regularly scheduled Board meetings or Committee meetings. Alternatively retainers may be paid in stock options at the election of the individual director. Non-employee directors will maintain ownership of 10,000 shares of common stock within three years after first election to the Board.

5. Independent directors will not be paid for consulting nor will Compaq retain their firms for consulting or services without the approval of the full Board.

6. Board members will continue to be nominated for re-election on an annual basis. In addition:

-     Board  members will evaluate the effectiveness of the full Board annually.

- Individual directors will be evaluated in depth by the Corporate Governance Committee and Chief Executive Officer every three years.

-     Board  members  will  retire  at  age  70.

- Each director will be available for a significant time commitment, and a director's acceptance of additional positions as a corporate director will be subject to the Board's review. In general, each director will hold no more than five directorships of unaffiliated for-profit corporations.

- Directors will offer their resignation upon a change of position, including retirement from the position on which their original nomination was based.

7. The Corporate Governance Committee will maintain a director orientation program for both new and continuing directors.

8. To encourage open and honest communication by Compaq's shareholders, confidential voting will be used for all matters to be voted upon by shareholders except (i) as necessary to meet legal requirements, (ii) when a shareholder requests disclosure of the shareholder's vote to management, (iii) in a dispute regarding authenticity of proxies and ballots and (iv) in the event of a proxy contest, if the other party soliciting proxies does not agree to comply with the confidential voting policy.

In 1998 the Corporate Governance Committee also evaluated shareholder rights plans. It recommended that the Board clarify its support for shareholder approval of shareholder rights plans. In response, the Board amended Compaq's bylaws to provide that a shareholder rights plan adopted by the Board would be immediately effective and subject to shareholder approval at the next annual meeting.

In the 1998 annual evaluation of Board effectiveness, each director completed a Board evaluation questionnaire, focusing on Board information and expertise, Board presentation formats, quality of materials furnished to the Board, Board meetings and organization, and Board duties and organization. The Chair of the Corporate Governance Committee and the Chairman of the Board reviewed the responses and reported the results to the Board at its December 1998 meeting.

As a result of the 1998 review, the Board decided to modify its agenda to increase the focus on strategy. It also decided that the Human Resources Committee should meet at times other than regular Board meeting days, considering the complexity of HR issues and to expand time available for Board business oversight. This change will be effective in April 1999. The Human Resources Committee will report to the full Board on the matters that have been reviewed.

                         CORPORATE GOVERNANCE COMMITTEE

Kenneth Roman (Chair)     Peter N. Larson
Lawrence T. Babbio, Jr.   Kenneth L. Lay
Judith L. Craven          Thomas J. Perkins
Frank P. Doyle            Benjamin M. Rosen
Robert T. Enloe, III      Lucille S. Salhany
George H. Heilmeier

                                   PROPOSAL 2

               APPROVAL OF THE COMPAQ EMPLOYEE STOCK PURCHASE PLAN

On  January  28,  1999,  the  Board  of  Directors  adopted  the Compaq Computer
Corporation Employee Stock Purchase Plan. The Board believes that the Plan, which is consistent with compensation practices in the technology industry, will be an important employee recruitment and retention tool and will further align the interests of employees with shareholders. If approved by shareholders, the Plan will authorize the issuance and the purchase by employees of up to 25 million shares of Compaq Common Stock through payroll deductions. The following summary of the Plan is qualified by reference to the Plan, a copy of which is attached to this Proxy Statement as Exhibit A and incorporated herein by reference. All capitalized or quoted terms have the meanings set forth in the Plan.

ELIGIBILITY. Generally, all regularly employed Employees are eligible to participate in the Plan, although Compaq may impose an eligibility period of up to two years of employment before an Employee is eligible to participate and may exclude part-time Employees. Compaq also may impose other eligibility requirements consistent with section 423(b) of the U.S. Internal Revenue Code. In certain international locations, local tax or exchange control regulations make certain features of the Plan impracticable. The Plan authorizes the grant of options and issuance of Common Stock to employees participating in a subplan, which is not designed to qualify under Code Section 423, to achieve desired tax or other objectives in particular locations outside the United States.

ADMINISTRATION. The Plan will be administered by the Plan Committee, whose members are appointed by the Board of Directors. The Committee is authorized to establish rules for the administration of the Plan, to interpret the Plan and supervise its administration, to make determinations about Plan entitlements, to adopt sub-plans and to take other actions consistent with the delegation from the Board.

PARTICIPATION. Employees will enroll in the Plan by completing a payroll deduction form. The maximum payroll deduction allowed is generally 10% of an Employee's Pay. Pay is an Employee's base cash pay, with any modifications determined by the Committee. No Employee is allowed to buy more than $25,000 of Common Stock in any year, based on the Fair Market Value at the beginning of the Purchase Period in which the shares are purchased. An Employee may discontinue participation in the Plan at any time. An Employee's eligibility to participate in the Plan ends at termination of employment.

OFFERING. The Plan will be implemented by establishing Purchase Periods that may be three-months, six-months or other periods as determined by the Committee. The Plan will be implemented at different dates in different countries with the initial Purchase Period in the first locations not anticipated to begin before February of next year. The Plan will terminate April 21, 2009.

PURCHASE PRICE. Employees who choose to participate in the Plan will receive an option to acquire Common Stock at a discount. Under the option, the purchase price of Common Stock is the lower of: (i) a Designated Percentage (not less than 85%) established by the Committee of the Fair Market Value of the Common Stock on the first day of a Purchase Period, or (ii) the Designated Percentage (not less than 85%) of the Fair Market Value on the last day of the Purchase Period. The Fair Market Value will be the closing price on the New York Stock Exchange.

PURCHASE OF STOCK. At the end of a Purchase Period, a Participant's option will be exercised automatically to purchase the number of shares of Common Stock that the Employee's accumulated payroll deductions will buy at the Purchase Price.

PAYMENT AND DELIVERY. On the exercise of an option on the Purchase Date, Compaq will deliver to the Participant a record of the Common Stock purchased. The Committee may require that shares be held on deposit with a particular broker or agent.

RECAPITALIZATION. In the event any change is made in Compaq's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without Compaq's receipt of consideration, appropriate adjustments will be made to the shares available in the Plan, the maximum number of shares and the price of the option.

TRANSFERABILITY. Options under the Plan cannot be voluntarily or involuntarily assigned. The shares of Common Stock acquired under the Plan will be freely transferable, except as otherwise determined by the Committee.

AMENDMENT AND TERMINATION. The Board of Directors may amend the Plan, except that no amendment may, without the approval of shareholders: (i) increase the number of shares authorized under the Plan, (ii) materially modify the eligibility requirements for participation in the Plan, (iii) reduce the Designated Percentage below 85%, or (iv) extend the term of the Plan beyond April 21, 2009.

U.S. FEDERAL INCOME TAX CONSEQUENCES. Employees generally have tax consequences associated with participation in the Plan. In the U.S., no taxable income will be recognized by a Participant until the sale or other disposition of the shares of Common Stock acquired under the Plan. At that time, a Participant generally will recognize ordinary income and capital gains. When the shares are disposed of by a Participant two years or more after the beginning of the Purchase Period in which the shares were purchased, he or she will recognize ordinary income equal to the lesser of (i) the excess of the Fair Market Value of the shares on the purchase date over the Purchase Price (the "Discount") or (ii) the excess of the Fair Market Value of the shares at disposition over the Purchase Price. When shares are disposed of after less than two years (in what is known as a "disqualifying disposition"), the Participant must recognize ordinary income in the amount of the Discount, even if the disposition is a gift or is at a loss. In the event of a Participant's death while owning shares acquired under the Plan, ordinary income must be recognized in the year of death as though the shares had been sold.

In the cases discussed above (other than death), the amount of ordinary income recognized by a Participant is added to the purchase price paid by the Participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less, or more than 12 months.

Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 20% and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 39.6%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 20% for net capital gains and 39.6% for ordinary income.

Compaq is entitled to tax deductions in the U.S. for shares issued under the Plan only in the event of disqualifying dispositions. For disqualifying dispositions in the U.S. Compaq is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such Participant for the taxable year as a result of the premature disposition of the shares. The Plan will not meet the requirements in Section 162(m) of the Internal Revenue Code of 1986, which means that there will be no deductions for disqualifying dispositions by Compaq's Chief Executive Officer and four most highly paid other executive officers.

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting. The Board of Directors believes that approval of the Plan is in Compaq's best interests since it will facilitate Compaq's ability to attract, motivate, and retain employees, while aligning their interests with those of shareholders.

                         BOARD ORGANIZATION AND MEETINGS

During 1998, the Board of Directors met 11 times and various committees of the Board met a total of 19 times. Attendance at Board and committee meetings averaged 96 percent. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he or she served.

Compaq has a standing Audit Committee, Human Resources Committee and Corporate Governance Committee. The Audit Committee consists of four non-employee directors: Mr. Enloe (Chair) and Messrs. Babbio, Perkins, and Roman. The Audit Committee provides independent and objective oversight of Compaq's accounting functions and internal controls and ensures the objectivity of Compaq's financial statements. The function of the Audit Committee is described in more detail in the Audit Committee Report to Shareholders in the Annual Report. This Committee met eight times in 1998.

The  Human Resources Committee currently consists of ten non-employee directors:
Mr. Larson (Chair), Dr. Craven, Messrs. Doyle, Enloe, Heilmeier, Lay, Perkins, Roman, Rosen and Ms. Salhany. The primary purpose and this Committee's responsibilities are described in the Human Resources Committee Report in this Proxy Statement. This Committee met seven times in 1998. Effective in April
1999, the Board plans to reduce the number of members of the Human Resources Committee to four: Mr. Doyle (Chair), Dr. Craven, and Messrs. Heilmeier and Rosen. For more discussion of the new structure of this Committee, see the Corporate Governance Committee Report.

The  Corporate  Governance Committee consists of  eleven non-employee directors:
Mr. Roman (Chair), Mr. Babbio, Dr. Craven, Messrs. Doyle, Enloe, Heilmeier, Larson, Lay, Perkins, Rosen, and Ms. Salhany. The Corporate Governance Committee evaluates and recommends director candidates and is further described in the Corporate Governance Committee Report. This Committee met four times in 1998.

                             DIRECTORS' COMPENSATION

Board members who are not Compaq employees receive an annual retainer of $35,000 ($55,000 for the Chairman). The Chairman of the Audit Committee receives an additional retainer of $10,000 and the other Committee chairs receive an additional retainer of $5,000. Non-employee directors also receive a fee of $1,000 for any Board or Committee meeting that is held on a day other than the day of a regularly scheduled Board meeting. Directors are reimbursed for travel and certain other expenses incurred in connection with their duties as directors. In acknowledgement of the increasing time devoted to Committee matters, effective in April 1999, directors serving on the Audit Committee will receive a retainer of $10,000 and the Committee chair will receive an additional retainer of $10,000; directors serving on the Human Resources Committee will receive a retainer of $5,000 and the chair will receive an additional retainer of $10,000. There will no longer be meeting fees for regularly scheduled meetings.

Compaq's stock option plans for non-employee directors authorize four different types of grants. First, each newly-appointed director receives an initial option grant of 31,250 shares; second, each non-employee director who has been serving more than a year receives an annual option grant of 25,000 shares upon re-election; third, a non-employee director named as Chairman of the Board annually receives an option to acquire an additional 6,250 shares; and finally, prior to each annual meeting each non-employee director may elect to receive all or a portion of the following year's annual retainer in the form of a stock option grant, for which the number of shares and the exercise price are based upon 50% of the closing price of Common Stock on the day of the Annual Meeting. On April 23, 1998, each of the directors other than Dr. Craven and Mr. Doyle received an option grant for 25,000 shares and Mr. Rosen received an additional option grant for 6,250 shares at a price of $28.88 per share. Mr. Doyle and Dr. Craven received initial stock option grants of 31,250 shares on July 17, 1998 and January 29, 1999 at a price of $33.94 and $47.63 per share, respectively.

In addition, as a result of Compaq's acquisition of Digital, on June 12, 1998, Mr. Doyle's options to acquire Digital stock converted to options to acquire 31,816 shares of Compaq Common Stock at prices ranging from $16.22 to $28.57 per share.

As a result of individual directors' elections to convert their cash retainer to stock options, on April 23, 1998, the following directors received options on the following number of shares: Mr. Babbio, 1,212 shares; Mr. Enloe, 3,116 shares; Messrs. Larson and Roman, 2,770 shares each; Messrs. Lay, Perkins, and Ms. Salhany, 2,424 shares each; and Mr. Rosen, 3,809 shares. The exercise price of these options is $14.44 per share.

As part of Compaq's charitable giving strategy, Compaq established a directors' charitable donation program funded by life insurance. Upon the death of a director who has served for at least three years, Compaq will donate $1 million to charitable organizations recommended by the director. Compaq will be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since Compaq makes all charitable donations.

                               EXECUTIVE OFFICERS

THE BOARD ELECTS EXECUTIVE OFFICERS ANNUALLY AT ITS FIRST MEETING FOLLOWING THE ANNUAL MEETING. CERTAIN INFORMATION ABOUT COMPAQ'S EXECUTIVE OFFICERS IS SET FORTH BELOW. INFORMATION ABOUT MR. PFEIFFER IS INCLUDED UNDER "INFORMATION ABOUT NOMINEES."

ANDREAS BARTH, age 54, was elected Senior Vice President, Europe, Middle East and Africa in 1991. He joined Compaq in 1988 as Managing Director of Compaq Computer GmbH, Compaq's German subsidiary, was appointed Vice President, Central Europe in 1990, and Vice President, Europe in 1991.

MICHAEL D. CAPELLAS, age 44, was elected Senior Vice President, Information Management and Chief Information Officer in August 1998. He was previously Senior Vice President and General Manager of Oracle's global energy sector. In addition, he spent 18 years with Schlumberger Limited in a variety of management positions, including serving as head of worldwide information services.

HANS W. GUTSCH, age 55, was elected Senior Vice President, Human Resources, Organization and Environment in November 1994. Mr. Gutsch joined Compaq in 1988 as Director, Human Resources, Europe and was appointed Vice President, Human Resources, Europe in 1992, and Vice President, Human Resources and Environment, Europe, Middle East and Africa in 1993.

MICHAEL D. HEIL, age 51, was elected Senior Vice President and General Manager, Worldwide Sales, and Marketing in June 1998. Prior to this position he served as Senior Vice President, and General Manager, Worldwide Sales, Marketing, Service and Support from January 1998 and as Senior Vice President, Consumer Products Group since January 1995. Prior to his arrival at Compaq, he was President and General Manager of Los Angeles Cellular Telephone Company.

MICHAEL J. LARSON, age 45, was elected Vice President, and Group General Manager, Consumer PC Group in January 1999. He joined Compaq in January 1996 as Vice President, Sales and Marketing, Consumer Products. Prior to his arrival at Compaq, he was employed at Toshiba America Consumer Products, Inc., where he served as Senior Vice President of Sales, Operations, and Distribution from 1993 to 1995 and as Vice President of National Accounts/Special Markets from 1988 to 1993.

EARL L. MASON, age 51, was elected Senior Vice President and Chief Financial Officer in June 1996. Prior to his arrival at Compaq, he was Senior Vice President of Inland Steel Industries, Inc. since January 1995. From 1994 to
1996, he served as Chief Financial Officer and President of Inland International, Inc.

ENRICO PESATORI, age 58, was elected Senior Vice President, Corporate Marketing in June 1998. He joined Compaq in 1997 when Tandem Computers Incorporated was acquired by Compaq. At the time of the acquisition, Mr. Pesatori served as President of Tandem since 1996. Mr. Pesatori served as Vice President and General Manager of Digital Equipment Corporation's Computer Systems Division from 1993 to 1996.

JOHN J. RANDO, age 46, was elected Senior Vice President and General Manager, Services in June 1998 at the time of Compaq's acquisition of Digital Equipment Corporation. Prior to this he served as Senior Vice President and General Manager, Digital Worldwide Services from 1996 to 1998, and as Vice President, Digital Multi-vendor Customer Services from 1993 to 1996.

JOHN  T.  ROSE,  age  53,  was  elected Senior Vice President, and Group General
Manager, Enterprise Computing in July 1996. He joined Compaq as Senior Vice President, Desktop PC Division in 1993. Prior to his arrival at Compaq, he was Vice President of Digital Equipment Corporation's Personal Computing Systems Business, which he established in 1985.

RODNEY W. SCHROCK, age 39, was elected President and Chief Executive Officer of AltaVista Company, a wholly owned subsidiary of Compaq Computer Corporation in January 1999. Prior to this position he served as Senior Vice President and Group General Manager, Consumer Products since June 1998 and Vice President and Group General Manager, Consumer Products from January 1998. He joined Compaq in 1987 and in 1995 he was named Vice President of the Presario PC Division.

THOMAS C. SIEKMAN, age 57, was elected Senior Vice President, General Counsel & Secretary in June 1998 at the time of Compaq's acquisition of Digital Equipment Corporation. He was elected Vice President and General Counsel of Digital in 1993.

EDWARD M. STRAW, age 59, was elected Senior Vice President, Supply Chain Management in 1998. Prior to his arrival at Compaq, he had served as President of Ryder Integrated Logistics, Inc. since June 1997. Prior to Ryder, he spent 35 years in the U.S. Navy, where he rose to the rank of Vice Admiral and served four years as director of the Defense Logistics Agency of the Department of Defense.

WILLIAM D. STRECKER, age 54, was elected Senior Vice President, Technology and Corporate Development in June 1998, at the time of Compaq's acquisition of Digital Equipment Corporation. He had been an executive officer of Digital since 1985, most recently serving as Vice President, Corporate Strategy and Technology and Chief Technical Officer.

MICHAEL J. WINKLER, age 54, was elected Senior Vice President and Group General Manager, Commercial PC Group in November 1996. He joined Compaq in 1995 as Senior Vice President, Portable PC Division. Prior to his arrival at Compaq, he was a Vice President and General Manager of the Computer Systems Division of Toshiba America Information Systems.

                                 STOCK OWNERSHIP

The following table gives information about the ownership of Compaq stock as of February 26, 1999, by the directors, the Chief Executive Officer, the four most highly compensated other executive officers, and the executive officers and directors as a group. There were no holders known to Compaq to own beneficially 5% or more of its outstanding stock. Beneficial ownership of securities is defined by the Securities and Exchange Commission (the "SEC") to mean generally the power to vote or dispose of securities, regardless of economic interest. Compaq had approximately 1.7 billion shares of Common Stock outstanding as of February 26, 1999.

                                        STOCK OWNERSHIP

                                                        NUMBER OF SHARES              PERCENT OF
  NAME OF OWNER                                  OPTIONS(1)         TOTAL(1)         OUTSTANDING
-----------------------------------------------  -----------       -----------       -----------
Benjamin M. Rosen . . . . . . . . . . . . . . .      120,342         5,450,162                 *
Eckhard Pfeiffer. . . . . . . . . . . . . . . .   10,059,647        10,309,647                 *
Lawrence T. Babbio, Jr. . . . . . . . . . . . .      219,608           239,608                 *
Judith L. Craven. . . . . . . . . . . . . . . .            0                 0                 *
Frank P. Doyle. . . . . . . . . . . . . . . . .       31,816            31,816                 *
Robert Ted Enloe, III . . . . . . . . . . . . .      438,472  (2)      448,472  (2)            *
George H. Heilmeier . . . . . . . . . . . . . .      309,500           324,000                 *
Peter N. Larson . . . . . . . . . . . . . . . .      250,266           265,382                 *
Kenneth L. Lay. . . . . . . . . . . . . . . . .      209,294  (3)      624,614  (3)            *
Thomas J. Perkins . . . . . . . . . . . . . . .      160,874         1,147,756  (4)            *
Kenneth Roman . . . . . . . . . . . . . . . . .      474,722           530,513                 *
Lucille S. Salhany. . . . . . . . . . . . . . .      205,294           219,294                 *
Earl L. Mason . . . . . . . . . . . . . . . . .      102,091           120,391  (5)            *
Gregory E. Petsch . . . . . . . . . . . . . . .      257,503           296,080  (6)            *
John J. Rando . . . . . . . . . . . . . . . . .       16,667            16,667                 *
John T. Rose. . . . . . . . . . . . . . . . . .    1,128,769         1,201,544  (7)            *

All executive officers and directors as a group   19,316,927  (8)   26,739,824  (9)         1.58

*     Less  than  1%
______________
(1)     Includes  Compaq  stock options that are exercisable or will become exercisable by April
27, 1999, other than Mr. Petsch's options which will vest through March 31, 1999 when he retires from  Compaq.
(2)     Includes  Compaq  stock  options to purchase 214,232 shares held by limited partnership.
(3)     Includes Compaq stock options to purchase 140,000 shares held by limited partnership and
95,034  shares  held  by  limited  partnership.
(4)     Includes  923,952  shares  held  by  trusts.
(5)     Includes  7,000  shares  held  in  an  individual  retirement  account.
(6)     Includes  26,352  shares  held  in  Compaq's  401(k)  retirement  plan and 12,225 shares credited  to  Mr.  Petsch's  account  in  Compaq's  deferred  compensation  plan.
(7)     Includes  42,775 shares credited to the executive officer's account in Compaq's deferred compensation  plan.
(8)     Includes  Compaq  stock options to purchase 354,232 shares held by limited partnerships.
(9)     Includes  Compaq  stock  options  to  purchase  354,232  shares  held  by  limited partnerships,  95,034  shares held by limited partnership, 923,952 shares held in a trust, 7,000 shares  held in  an individual retirement plan, 36,083 shares held in Compaq's 401(k) retirement plan,  and  70,150  shares  credited  to  the  executive officers' accounts in Compaq's deferred compensation  plans.


                             EXECUTIVE COMPENSATION

Tables I through III give information about the cash compensation and stock options awarded to Messrs. Pfeiffer, Mason, Petsch, Rando and Rose. The notes to these tables provide more specific information. Table IV describes the anticipated retirement benefits to be received by Mr. Pfeiffer under the defined benefit retirement plan of Compaq's German subsidiary. Compaq's compensation policies are discussed in the Human Resources Committee Report that begins on page 15.

                                                  TABLE I
                                           SUMMARY COMPENSATION

                                                                              LONG-TERM
                                      ANNUAL COMPENSATION (1)               COMPENSATION
                                                                             -----------
                                                                             SECURITIES
                                                              OTHER ANNUAL   UNDERLYING      ALL OTHER
            NAME             YEAR    SALARY       BONUS       COMPENSATION   OPTIONS (2)  COMPENSATION(3)
---------------------------  ----  ----------  ------------  --------------  -----------  ----------------
Eckhard Pfeiffer. . . . . .  1998  $1,479,167  $ 3,000,000   $           -       875,000  $     1,625,000
 President and Chief. . . .  1997   1,250,000    3,250,000               -     1,750,000        1,500,000
 Executive Officer. . . . .  1996   1,250,000    3,000,000               -     1,750,000        1,250,000

Earl L. Mason . . . . . . .  1998     520,830      625,000                       300,000      381,250  (4)
 Senior Vice President and.  1997     475,000      700,000               -       650,000       228,400 (4)
 Chief Financial Officer. .  1996     266,250      400,000      494,713 (5)      825,000                -

Gregory E. Petsch . . . . .  1998     475,420      600,000               -       300,000      366,024  (6)
 Senior Vice President. . .  1997     425,000      675,000               -       600,000      313,000  (6)
 Manufacturing and Quality.  1996     380,000      575,000               -       500,000      285,300  (6)

John J. Rando . . . . . . .  1998     276,710   955,000 (7)              -       500,000       47,360(  8)
 Senior Vice President
 Services

John T. Rose. . . . . . . .  1998     518,750      625,000               -       300,000      381,125  (9)
 Senior Vice President. . .  1997     450,000      700,000               -       650,000       338,983 (9)
 Enterprise Computing Group  1996     380,000      625,000               -       500,000      233,500  (9)

-------------------
(1)     Includes  cash  compensation  earned by executive officers, including amounts earned but deferred.
Other  than the amount shown under "Other Annual Compensation" for Mr. Mason, management believes that the value of any other benefits to any executive officer during 1996, 1997, and 1998 did not exceed $50,000 or fall  within  any  other  category  requiring  inclusion.
(2)     All  numbers in this column reflect Compaq's five-for-two stock split in July 1997 and two-for-one stock  split  in  January  1998.
(3)     Unless  specifically  listed,  amounts  in  this  column consist of deferred unfunded bonuses, the payment  of  which  is  subject  to  conditions  established  by  the  Human  Resources  Committee.
(4)     Includes  contributions  to  Compaq's  defined  contribution plan and/or deferred compensation and supplemental  savings  plan (the "retirement plans") of $31,250 and $28,400 in 1998 and 1997 respectively.
(5)     Compaq  paid  these  amounts  as  reimbursement for certain costs in connection with employment by
Compaq  and  for  taxes  in  connection  with  such  income.
(6)     Includes contributions to the retirement plans of $28,524, $25,500, and $22,800 in 1998, 1997, and
1996  respectively.
(7)     Consists  of $455,000 bonus paid in July 1998 for Digital's June 1998 fiscal year plus Mr. Rando's
$500,000  1998  Compaq  bonus.
(8)     Contributions  to  the  Digital  cash account pension plan, Digital defined contribution plan, and associated  restoration  plans.
(9)     Includes  contributions to the retirement plans of $31,125, $26,483, and $8,500 in 1998, 1997, and
1996  respectively.

                                               TABLE II
                                        1998 OPTION EXERCISES
                                      AND YEAR-END OPTION VALUES

                                                   NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                        OPTIONS AT              IN-THE-MONEY OPTIONS
                   1998 STOCK OPTION EXCERCISES     DECEMBER 31, 1998          AT DECEMBER 31, 1998
                   ---------  -----------------  -----------  -------------  ------------  --------------
                     SHARES     VALUE REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                   ---------  -----------------  -----------  -------------  ------------  --------------
Eckhard Pfeiffer.          -  $               -    9,547,555      3,927,445  $339,978,863  $   70,424,388
Earl L. Mason . .    165,000          3,774,149      245,008      1,214,578     3,419,127      18,992,235
Gregory E. Petsch    403,333          9,762,774      197,502      1,263,735     2,324,738      21,600,185
John J. Rando . .    579,153          6,292,183       58,948        450,000       769,160       6,273,000
John T. Rose. . .    159,996          4,852,242    1,073,765      1,301,235    30,606,565      21,800,435

                                                       TABLE III
                                                1998 STOCK OPTION GRANTS

                                                                                            GAINS BASED ON ASSUMED RATES
                                                                                          OF STOCK PRICE APPRECIATION FOR
                                                  1998 STOCK OPTION GRANTS                         OPTION TERM (1)
                                  -----------  ----------------  --------------  ----------  ------------  ------------
                                               PERCENT OF 1998
                                    OPTIONS        EMPLOYEE      EXERCISE/BASE                 ASSUMED       ASSUMED
                                  GRANTED (2)       OPTION         PRICE PER     EXPIRATION      RATE          RATE
                                                    GRANTS           SHARE          DATE          5%           10%
                                  -----------  ----------------  --------------  ----------  ------------  ------------
Eckhard Pfeiffer . . . . . . . .      875,000         2.33%      $        31.25     9/16/08  $17,196,337   $43,578,895
Earl L. Mason. . . . . . . . . .      300,000          .80%      $        31.25     9/16/08    5,895,887    14,941,336
Gregory E. Petsch. . . . . . . .      300,000          .80%      $        31.25     9/16/08    5,895,887    14,941,336
John J. Rando. . . . . . . . . .      500,000         1.33%      $        28.06     6/10/08    8,823,467    22,360,172
John T. Rose . . . . . . . . . .      300,000          .80%      $        31.25     9/16/08    5,895,887    14,941,336

All shareholders:
Approximately 1.6 billion
Shares outstanding on
September 17, 1998 . . . . . . .  N/A          N/A               N/A             N/A         $33 billion   $84 billion

Named officers' gain as % of all
shareholders' gain . . . . . . .                                                                    .13 %         . 13%

----------------
(1)     The  potential  gain  is  calculated  from the closing price of Common Stock on the date of grants to executive officers.  These  amounts  represent certain assumed rates of appreciation only.  Actual gains, if any, on stock option exercises  and  Common  Stock  holdings  are dependent on the future performance of the Common Stock and overall market conditions.
(2)     Option  grants  vest  over  60  months  from  the  date  of grant and expire upon the earlier of one year after termination  of  employment  or  ten  years  from  the  date  of  grant.

                                            TABLE IV
                                        GERMAN PENSION PLAN

                  FINAL AVERAGE              ANNUAL PENSION BENEFITS WITHOUT REDUCTIONS
ECKHARD PFEIFFER   BASE SALARY   FOR ANTICIPATED SOCIAL SECURITY AND PRIOR EMPLOYER PENSION BENEFITS(1)
----------------  -------------  ---------------------------------------------------------------------
YEARS OF SERVICE                          15             20            25            30           35
----------------  -------------  ------------  ------------  ------------  ------------  -------------
                      1,000,000       391,304       521,739       600,000       600,000       600,000
                      1,100,000       430,435       573,913       660,000       660,000       660,000
                      1,200,000       469,565       626,087       720,000       720,000       720,000
                      1,300,000       508,696       678,261       780,000       780,000       780,000
                      1,400,000       550,256       738,349       840,000       840,000       840,000

(1) Anticipated benefits at age 65 assuming the years of service with Compaq shown. At December 31, 1998, Mr. Pfeiffer had 15 years of vested service. Benefits for Mr. Pfeiffer are calculated based on a formula under which he receives benefits equal to 60% of his average base salary over his final three years of employment. Any benefit is offset by U.S. and German social security benefits, pension payments from previous employers, and any amounts contributed by Compaq on his behalf to the U.S. defined contribution plan.

Compaq's executive officers in the United States are eligible to participate in Compaq's defined contribution plan and deferred compensation and supplemental savings plan. Amounts contributed to the defined contribution plan and deferred compensation and supplemental savings plan are included in Table I.

In 1992, Compaq entered into an employment agreement with Mr. Pfeiffer (the "CEO Agreement"). The CEO Agreement describes the terms of Mr. Pfeiffer's employment, including his right to receive a severance payment equal to four times his base salary (excluding bonuses) upon (i) termination of employment without cause or
(ii) his resignation following his removal as Chief Executive Officer or a change of control of Compaq. In such events, Mr. Pfeiffer will vest in all his outstanding stock options. Mr. Pfeiffer's right to receive the severance payment and accelerated stock option vesting is subject to his releasing any claims against Compaq and agreeing not to compete with Compaq or solicit its employees for 24 months.

Compaq has severance arrangements with its other executive officers. Compaq has agreed with each of these officers that upon (i) termination of employment without cause or (ii) resignation following a material change in the officer's duties, a change of control, disability, a reduction in pay greater than 25 percent, or Compaq's failure to renew the agreement, such officer would receive a severance payment equal to eighteen months of base compensation. Compaq's obligation to make such payment is subject to the officer's executing a release and noncompetition and nonsolicitation agreement.

Compaq's stock option plans provide for full vesting of outstanding options in the event there is a change of control of Compaq.

                        HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board of Directors, which is composed of independent directors, ensures that Compaq's human resource and compensation policies support and enhance its strategic objectives. The Committee reviews and advises the Board about Compaq's human resource strategies, oversees executive succession planning, adopts the policies that govern Compaq's compensation programs, administers Compaq's equity plans, and sets the compensation of executive officers.

The Committee believes that succession planning plays a vital role in a healthy corporate environment. In 1998 the Committee reviewed succession plans for each of the executive officers to ascertain that appropriate progress is being made to identify and develop successors for each of the executive officers, including the Chief Executive Officer.

The Committee establishes compensation programs designed to attract, retain, and reward employees who will lead Compaq in achieving its business goals in a highly competitive and rapidly changing industry; ensures that Compaq fulfills its ethical and legal responsibilities to employees; and ensures that management compensation is reasonable in light of Compaq's objectives, performance, and compensation for similar personnel at other companies. The compensation mix for executive officers consists of base salaries, bonus, and stock option awards. As a result, much of an officer's compensation depends on Compaq's financial performance.

The Committee makes its compensation decisions based on an analysis of Compaq's performance, an assessment of comparative compensation information, and an evaluation of the performance of executive officers. Comparative performance data in 1998 was based on a group of 13 large industry competitors included in the S&P Computers (Hardware) Index. An external consulting firm recommends the peer group after analyzing companies for similar product lines, size, and financial structure. Performance in 1998 placed Compaq below the 50th percentile in the peer group based on an evaluation of return on invested capital and sales growth, which are highly correlated with long-term shareholder value creation. This performance level reflects the transition associated with the acquisition and integration of Tandem Computers Incorporated and Digital Equipment Corporation.

Comparative compensation data in 1998 was derived from an analysis of several independent surveys of compensation practices by Compaq and external consultants. Information from the computer and electronics industry segments is used wherever available. Nearly all of the companies in the comparative performance analysis are included in one or more of the surveys used to assess comparative compensation practices. The Committee believes these sources provide the correct information to evaluate the pay practices of the companies with which Compaq competes to hire and retain executives.

Compaq targets executive base salary ranges at the 50th to 75th percentile of relevant market data. The Committee annually establishes each executive officer's base salary, including the Chief Executive Officer's, based on its evaluation of the officer's performance and contribution in the previous year and on competitive pay practices. The criteria used in the appraisal in 1998 varied based upon the officer's sphere of responsibility, but generally focused on measures such as execution of long-term strategies, meeting financial goals, sales growth in marketing and sales divisions, an assessment of plans for existing and new products in product groups, expense control, integration and restructuring, and asset management.

Each year, in accordance with Compaq's Bonus Incentive Plan, the Committee establishes a cash bonus fund based on Compaq performance. In 1998, the Committee evaluated comparative compensation data to determine the aggregate amount required to pay bonuses that would result in average total cash compensation to executives at the 65th percentile level. The Committee determined that this level of funding was appropriate in light of Compaq results during 1998 and the significant management efforts required in the integration of Digital Equipment Corporation. The Committee then determined the amount of the award for each executive officer by reviewing comparative data for each executive officer's position and evaluating this information in light of individual contribution levels, succession plans, prospective future contributions, and retention requirements. The Committee authorizes the bonus funding pool for key employees other than executive officers and reviews ranges of awards appropriate for different management levels based on competitive pay practices. It then delegates to the Chief Executive Officer the authority to designate bonus awards to employees other than executive officers based on individual performance and contributions.

In establishing Mr. Pfeiffer's bonus, the Committee considered at length Mr. Pfeiffer's performance in 1998, focusing on three aspects: operational and financial results, strategic planning, and leadership. Mr. Pfeiffer's direction of Compaq's operations in 1998 resulted in continued significant steps in Compaq's transition from a PC company to a computer company. In particular, the acquisition and integration of Digital Equipment Corporation in expansion of Compaq's enterprise computing business and service offerings and the continuation of the industry and financial community's confidence in Mr. Pfeiffer's leadership fostered the increase in Compaq's stock price from $28.25 at the end of 1997 to $42.00 at the end of 1998 (adjusted for stock splits).

The Human Resources Committee and the Board of Directors believe that management's ownership of a significant equity interest in Compaq is an important incentive in building shareholder wealth and aligning the long-term interests of management and shareholders. Stock options, therefore, are granted by the Committee at option prices not less than the fair market value of Compaq stock on the grant date and vest over 60 months; as a result, stock options have no value unless the share price increases over the fair market value on the date of grant. Option awards contribute to the retention of key executives since executives realize the benefits of options only as they vest based on tenure after the grant. The Committee uses competitive market data, historical option grant practices, and the projected value of outstanding unvested shares and proposed awards to determine an appropriate range of awards for executive officers. The Committee established ranges for awards to other key employees based upon level and contribution and delegated to the Chief Executive Officer the authority to make stock option awards to these employees. The Human Resources Committee also monitors compliance with the Executive Stock Ownership Policy that requires Mr. Pfeiffer to own 250,000 shares of Compaq stock and each of the other executive officers to own 48,000 shares. Each officer has five years from election as an executive officer to comply with the ownership requirement. Mr. Pfeiffer's stock ownership meets the requirement and all other executive officers either meet or are making satisfactory progress toward the ownership goals.

Compaq is subject to Internal Revenue Code Section 162(m), which could limit the deductibility of certain compensation payments to its executive officers. Compaq believes that any compensation realized in connection with the exercise of stock options granted by Compaq is deductible as performance-based compensation.

Compaq also believes that compensation paid under its Bonus Incentive Plan qualifies as deductible under Section 162(m). Compaq generally intends to comply with the requirements of Section 162(m); however, it also intends to weigh the burdens of such compliance against the benefits to be obtained by Compaq, and may pay compensation that is not fully deductible if it determines that such payments are in Compaq's best interests.

                            HUMAN RESOURCES COMMITTEE

Peter N. Larson (Chair)  Kenneth L. Lay
Judith L. Craven         Thomas J. Perkins
Frank P. Doyle           Kenneth Roman
Robert Ted Enloe, III    Benjamin M. Rosen
George H. Heilmeier      Lucille S. Salhany

                             STOCK PERFORMANCE GRAPH

THE FOLLOWING GRAPH COMPARES COMPAQ'S CUMULATIVE TOTAL RETURN TO THE S&P 500 AND THE S&P COMPUTER (HARDWARE) INDEX OVER A FIVE-YEAR PERIOD, BEGINNING DECEMBER 31, 1993, AND ENDING DECEMBER 31, 1998. THE TOTAL SHAREHOLDER RETURN ASSUMES $100 INVESTED AT THE BEGINNING OF THE PERIOD IN COMPAQ COMMON STOCK, THE S&P 500, AND THE S&P COMPUTER (HARDWARE) INDEX. IT ALSO ASSUMES REINVESTMENT OF ALL DIVIDENDS. PAST FINANCIAL PERFORMANCE SHOULD NOT BE CONSIDERED TO BE A RELIABLE INDICATOR OF FUTURE PERFORMANCE, AND INVESTORS SHOULD NOT USE HISTORICAL TRENDS TO ANTICIPATE RESULTS OR TRENDS IN FUTURE PERIODS.

                                   TABLE  V

                       [PERFORMANCE GRAPH APPEARS HERE}

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                               1993    1994    1995    1996    1997    1998
                               -----  ------  ------  ------  ------  ------
Compaq Computer Corporation    100.0  160.41  194.92  302.03  573.91  855.00
S&P Computer (Hardware) Index  100.0  101.32  139.40  171.40  228.59  293.91
S&P 500 Composite              100.0  129.14  171.86  230.12  336.84  590.24

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934 requires Compaq's directors, executive officers, and holders of more than 10% of Compaq's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of Compaq's common stock. Compaq believes that during the fiscal year ended December 31, 1998, its officers and directors complied with all these filing requirements except for one transaction by Benjamin R. Rosen that was inadvertently omitted and later reported in an amended filing. In making this statement, Compaq has relied upon the written representations of its directors and executive officers. Based on shareholder filings, we do not believe any other shareholders are subject to Section 16(a) filing requirements.


                               GENERAL INFORMATION

PricewaterhouseCoopers LLP, independent accountants, has served as Compaq's independent accountants since 1982, the year of Compaq's incorporation, and was appointed to audit Compaq's consolidated financial statements for 1998. The Board has not proposed that any formal action be taken at the meeting with respect to the employment of PricewaterhouseCoopers LLP because no action is required. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to answer questions. Representatives of PricewaterhouseCoopers LLP will have the opportunity to make a statement at the meeting if they desire.

The expense of preparing, printing and mailing this Proxy Statement will be paid by Compaq. To assist in the solicitation of proxies, Compaq has engaged Corporate Investor Communi-cations, Inc. ("CIC") at a fee of $18,000.00 plus reimbursement of its out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of Compaq as well as by employees of CIC without additional compensation other than reimbursement of out-of-pocket expenses. Compaq will reimburse banks, brokers and other custodians, nominees, and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Common Stock.

Proposals of shareholders that are intended to be presented at Compaq's 2000 Annual Meeting of Shareholders must be received by Compaq no later than November 8, 1999, to be included in the Proxy Statement and proxy relating to that meeting.

                                                                       EXHIBIT A

                          COMPAQ  COMPUTER  CORPORATION
                         EMPLOYEE  STOCK  PURCHASE  PLAN

1.     PURPOSE.
       -------
     The purpose of this Plan is to provide an opportunity for Employees of Compaq Computer Corporation and its Designated Subsidiaries, to purchase Common Stock of Compaq and thereby to have an additional incentive to contribute to the prosperity of Compaq. It is the intention of Compaq that the Plan qualify as an "Employee Stock Purchase Plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), although Compaq makes no undertaking nor representation to maintain such qualification. In addition, this Plan authorizes the grant of options and issuance of Common Stock which do not qualify under section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

2.     DEFINITIONS.
       -----------
     (a)     "BOARD"  shall  mean  the  Board  of  Directors  of  Compaq.
              -----
     (b)     "CODE" shall mean the Internal Revenue Code of 1986, of the U.S.A.,
              ----
as  amended.
     (c)     "COMMITTEE"  shall  mean  the  committee  appointed by the Board in
              ---------
accordance  with  Section  12  of  the  Plan.
     (d)     "COMMON  STOCK"  shall  mean  the common stock of Compaq, par value
              -------------
$.01,  or  any  stock  into  which  such  Common  Stock  may  be  converted.
     (e)     "COMPAQ"  shall  mean  Compaq  Computer  Corporation,  a  Delaware
              ------
corporation.
     (f)     "DESIGNATED  SUBSIDIARY"  shall  mean any Subsidiary which has been
              ----------------------
designated by the Committee as eligible to participate in the Plan with respect to its Employees.
     (g)     "EMPLOYEE"  shall  mean  an individual classified as an employee by
              --------
Compaq or a Designated Subsidiary on the payroll records of Compaq or the Designated Subsidiary during the relevant participation period.
     (h)     "OFFERING  DATE" shall mean the first business day of each Purchase
              --------------
Period.
     (i)     "FAIR  MARKET  VALUE"  shall  mean the value of one share of Common
              -------------------
Stock  on  the  relevant  date,  determined  as  follows:

          (1) If the shares are traded on an exchange (including the NASDAQ National Market System), the reported "closing price" on the relevant date
(e.g., the Offering Date or Purchase Date) assuming it is a trading day; otherwise on the next trading day;

          (2) If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on said System on the relevant date assuming it is a trading day; otherwise on the next trading day; and

          (3)     If  neither  (1)  nor  (2)  applies,  the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.
     (j)     "PARTICIPANT"  shall mean a participant in the Plan as described in
              -----------
Section  4  of  the  Plan.
     (k)     "PAY"  shall  mean  an Employee's base cash pay (excluding variable
              ---
cash payments unless otherwise determined by the Committee) paid on account of personal services rendered by the Employee to Compaq or a Designated Subsidiary, plus pre-tax contributions of the Employee which are part of deferred pay or benefit plans maintained by Compaq or a Designated Subsidiary, with any modifications determined by the Committee. The Committee shall have the authority to determine and approve all forms of pay (such as commissions) to be included in the definition of Pay and may change the definition on a prospective basis.
     (l)     "PLAN"  shall  mean this Compaq Computer Corporation Employee Stock
              ----
Purchase  Plan.

     (m)     "PURCHASE  DATE"  shall mean the last business day of each Purchase
              --------------
Period.
     (n)     "PURCHASE  PERIOD"  shall  mean  a  three-month, six-month or other
              ----------------
period as determined by the Committee. The first period shall commence on the Plan's first Offering Date, which shall be as soon as administratively practicable after the Effective Date, and end on the Purchase Date.
     (o)     "SHAREHOLDER" shall mean a record holder of shares entitled to vote
              -----------
shares  of  Common  Stock  under  Compaq's  bylaws.
     (p)     "SUBSIDIARY"  shall  mean  any  subsidiary  corporation (other than
              ----------
Compaq) in an unbroken chain of corporations beginning with Compaq, as described in Code section 424(f).

3.     ELIGIBILITY.
       -----------
     Any Employee regularly employed on a full-time or part-time basis by Compaq or by any Designated Subsidiary on an Offering Date shall be eligible to participate in the Plan with respect to the Purchase Period commencing on such Offering Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one month's employment) prior to an Offering Date for the Employee to be eligible to participate with respect to the Purchase Period beginning on that Offering Date and provided further that (1) the Committee may exclude part-time Employees from participation pursuant to criteria and procedures established by the Committee and (2) the Committee may impose an eligibility period on participation of up to two years employment with Compaq and/or a Designated Subsidiary with respect to participation on any prospective Offering Date. The Board also may determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Code section 414(q). An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than 20 hours per week or five months per year. No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code section 424(d)), shares of capital stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by Compaq, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Compaq or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Section 13 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. The Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

4.     PARTICIPATION  AND  WITHDRAWAL.
       ------------------------------

     4.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Offering Date, a completed payroll deduction authorization and Plan enrollment form provided by Compaq or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Pay, not to exceed ten percent (10%) of the Employee's Pay, or such greater percentage, as specified by the Committee, as apply to a Purchase Period. The Committee may provide for a separate election (of a different percentage) for a specified item or items of Pay, including profit sharing payments, if any. All payroll deductions may be held by Compaq and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by Compaq under the Plan and the amount of each Participant's payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account. Unless otherwise specified by the Committee, payroll deductions made with respect to employees paid in currencies other than U.S. dollars shall be accumulated in local (non-U.S.) currency and converted to U.S. dollars as of the Purchase Date.

     4.2 Unless otherwise determined by the Committee, a Participant may decrease his or her rate of payroll deductions at any time in accordance with procedures prescribed by the Committee. A Participant may increase his or her rate of payroll deductions only effective on the first payroll date following the next Purchase Date by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (or any lower maximum rate then in effect).

     4.3     (a)     Under  procedures  established  by  the  Committee,  a
Participant may discontinue participation in the Plan at any time during a Purchase Period by completing and filing a new payroll deduction authorization and Plan enrollment form with Compaq or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to discontinue the payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (or any lower maximum rate then in effect).

          (b) If a Participant discontinues participation during a Purchase Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Purchase Date, but the Participant will not again participate until he or she re-enrolls in the Plan. Alternatively, participants may request a cash distribution of monies accumulated but not yet distributed by following such procedures, electronic or otherwise, as specified by the Committee. The Committee may establish rules limiting the frequency with which Participants may discontinue and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume payroll deductions following discontinuance. The Committee also may change the rules regarding discontinuance of participation or changes in participation in the Plan.

          (c) In the event any Participant terminates employment with Compaq or any Subsidiary for any reason (including death) prior to the expiration of a Purchase Period, the Participant's participation in the Plan shall terminate and all accumulated payroll deductions credited to the Participant's account shall be paid to the Participant or the Participant's estate without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee. The Committee also may establish rules regarding when leaves of absence or change of employment status will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of Compaq and its Subsidiaries. In the event of a Participant's death, any accumulated payroll deductions will be paid, without interest, to the estate or legal representative of the Participant.

5.     OFFERING.
       --------

     5.1 The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be 25,000,000 shares.

     5.2 Each Purchase Period shall be determined by the Committee. Unless otherwise determined by the Committee, the Plan will operate with successive semi-annual Purchase Periods commencing as soon as administratively practicable after the Effective Date, although the Committee may pilot the program with a shorter initial Purchase Period. The Committee shall have the power to change the duration of future Purchase Periods, without shareholder approval, and without regard to the expectations of any Participants.

     5.3 With respect to each Purchase Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase the number of shares of Common Stock which may be purchased with the payroll deductions accumulated in an account maintained on behalf of such Employee during each Purchase Period at the purchase price specified in Section
5.4 below, subject to the limitation contained in this Section 5.3. Notwithstanding any other provision of the Plan to the contrary, no Employee participating in the Code section 423 Plan shall be granted an option to purchase Common Stock under the Plan and all employee stock purchase plans of Compaq and its Subsidiaries at a rate which exceeds $25,000 of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The foregoing sentence shall be interpreted so as to comply with Code section 423(b)(8).

     5.4 The option price under each option shall be the lower of: (i) a percentage (not less than eighty-five percent (85%)) established by the Committee ("Designated Percentage") of the Fair Market Value of the Common Stock on the Offering Date on which an option is granted, or (ii) the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date.
The Committee may change the Designated Percentage with respect to any future Purchase Period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective Purchase Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date.

6.     PURCHASE  OF  STOCK.
       -------------------
     Upon the expiration of each Purchase Period, a Participant's option shall be exercised automatically for the purchase of that number of full and fractional shares of Common Stock which the accumulated payroll deductions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 5.4, subject to Section 5.3.

7.     PAYMENT  AND  DELIVERY.
       ----------------------
     Upon the exercise of an option on each Purchase Date, Compaq shall deliver (by electronic or other means) to the Participant a record of the Common Stock purchased, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee (or a broker selected by the Committee) or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Committee may require that shares purchased under the Plan shall automatically participate in a dividend reinvestment plan or program maintained by Compaq. Compaq shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in Section 7.

8.     RECAPITALIZATION.
       ----------------
     8.1 If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

     8.2 The Board, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event Compaq effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

     8.3 The Board's determinations under this Section 8 shall be conclusive and binding on all parties.

9.     MERGER,  LIQUIDATION,  OTHER  CORPORATION  TRANSACTIONS.
       -------------------------------------------------------

     9.1 In the event of the proposed liquidation or dissolution of Compaq, the Purchase Period then in progress will terminate immediately prior to the consummation of such proposed liquidation or dissolution, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

     9.2 In the event of a proposed sale of all or substantially all of the assets of Compaq, or the merger or consolidation of Compaq with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants, without interest.

10.     TRANSFERABILITY.
        ---------------

     Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way other than by will or the laws of descent and distribution, and any other attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 4.3.

11.     AMENDMENT  OR  TERMINATION  OF  THE  PLAN.
        -----------------------------------------

     11.1 The Plan shall continue until April 21, 2009, unless previously terminated in accordance with Section 11.2.

     11.2 The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the shareholders, no such revision or amendment shall:
          (a) materially increase the number of shares subject to the Plan, other than an adjustment under Section 8 of the Plan;
          (b) materially modify the requirements as to eligibility for participation in the Plan, except as otherwise specified in this Plan;
          (c) reduce the purchase price specified in Section 5.4, except as specified in Section 8;
          (d)     extend  the  term  of  the  Plan  beyond the date specified in
Section  11.1;  or
          (e)     amend  this  Section  11.2  to  defeat  its  purpose.

12.     ADMINISTRATION.
        --------------

     The Board shall appoint a Committee consisting of at least two members who will serve for such period of time as the Board may specify and who may be removed by the Board at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, to adopt sub-plans applicable to specified Subsidiaries or locations and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. Compaq shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

13.     COMMITTEE  RULES  FOR  FOREIGN  JURISDICTIONS.
        ---------------------------------------------

     13.1 The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

     13.2     The  Committee  may  also adopt sub-plans applicable to particular
Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

14.     SECURITIES  LAWS  REQUIREMENTS.
        ------------------------------

     Compaq shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until Compaq has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and
(iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

15.     GOVERNMENTAL  REGULATIONS.
        -------------------------

     This Plan and Compaq's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16.     NO  ENLARGEMENT  OF  EMPLOYEE  RIGHTS.
        -------------------------------------

     Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of Compaq or any Designated Subsidiary or to interfere with the right of Compaq or Designated Subsidiary to discharge any Employee at any time.

17.     GOVERNING  LAW.
        --------------

     This  Plan  shall  be  governed  by  Texas  law.

18.     EFFECTIVE  DATE.
        ---------------

     This Plan shall be effective April 22, 1999, subject to approval of the shareholders of Compaq within 12 months of its adoption by the Board of Directors.

                           COMPAQ COMPUTER CORPORATION
            Annual Meeting of Shareholders to be held April 23, 1999
                   10:00 A.M. Conference Center, Building CCA5
                           Compaq Computer Corporation
                     20555 State Highway 249, Houston, Texas

           This proxy is solicited on behalf of the Board of Directors
The undersigned hereby appoints Earl L. Mason and Thomas C. Siekman, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of Compaq Computer Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 22, 1999, and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, without limiting the generality of the foregoing, to vote and act on the following matters and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE NAMED HEREIN, AND "FOR" THE APPROVAL OF THE COMPAQ EMPLOYEE STOCK PURCHASE PLAN.

Shareholders of record at the close of business on February 26, 1999, will be entitled to vote at the Annual Meeting or any adjournments thereof.

                                                                 ---------------
      --------------------------------------------------         | SEE REVERSE |
      (Continued, and to be signed, on the reverse side)         |    SIDE     |
                                                                 ---------------

           Vote by Telephone                                Vote by Internet

It's fast, convenient , and immediate!           It's fast, convenient, and your vote is
                                                    immediately  confirmed and posted

Call Toll-Free on a Touch-Tone Phone             In addition, after you vote, you will have the
1-877-PRX-VOTE (1-877-779-8683)                  opportunity to sign up to receive future
                                                 shareholders communications via the Internet

Follow these 4 easy steps:                       Follow these 4 easy steps:

  1.  Read the accompanying Proxy Statement\     1.  Read the accompanying Proxy Statement\
      Prospectus and Proxy Card                      Prospectus and Proxy Card
  2.  Call the toll-free number                  2.  Go to the Website
      1-877-PRX-VOTE (1-877-779-8683)                http://www.eproxyvote.com/cpq
  3.  Enter your 14-digit Control Number         3.  Enter your 14-digit Control Number
      located on your Proxy Card above your          located on your Proxy Card above your
      name.                                          name.
  4.  Follow the recorded instructions.          4.  Follow the instructions provided.

Your vote is important!                          Your vote is important!
Call 1-877-PRX-VOTE (1-877-779-8683) anytime!    Go to http://www.eproxyvote.com/cpq
Outside the continental U.S. call collect        anytime!
on a Touch-tone Phone, 201-536-8073.

     Do not return your Proxy Card if you are voting by telephone or Internet


    /X/   Please mark
          votes as
          in this example

                  The Board of Directors recommends a vote FOR the following Proposals:
                                                            ---
1. To elect twelve directors of the Company                                                                FOR  AGAINST  ABSTAIN
   NOMINESS: (01) Benjamin M. Rosen, (02) Eckhard Pfeiffer,              2. To approve the Compaq          / /     / /       / /
   (03) Lawrence T. Babbio, Jr., (04) Judith L. Craven,                     Employee Stock Purchase
   (05) Frank P. Doyle, (06) Robert Ted Enloe, III,                         Plan which provides for the
   (07) George H. Heilmeier, (08) Peter N. Larson, (09) Kenneth L. Lay,     issuance of up to 25 million
   (10) Thomas J. Perkins, (11) Kenneth Roman and                           shares of the Company's
   (12) Lucille S. Salhany                                                  common stock

     FOR     / /        WITHHELD     / /
     ALL                FROM ALL
  NOMINEES              NOMINEES

     / /
        --------------------------------------
        For all nominess except as noted adove
                                                                                              MARK HERE IF YOU PLAN        / /
                                                                                              TO ATTEND THE MEETING

                                                                                              MARK HERE FOR ADDRESS        / /
                                                                                              CHANGE AND NOTE AT LEFT

                                                                    Please  sign  as  name  appears.  Joint  owners  should
                                                                    each  sign.  When  signing as  attorney,  executor,
                                                                    administrator, trustee or quardian, please give full  title as such. If signer is a corporation, please sign with the
                                                                    full corporation name by authorized  officer or  officerss.